Exhibit 15.2

Office:	+852 2801 6066
Mobile:	+852 9718 8740
Email:	rthorp@tta.lawyer

Tuniu Corporation

6, 8-12th floor, building 6-A, Juhuiyuan

NO. 108 Xuanwudadao, Xuanwu District

Nanjing, Jiangsu Province 210023

The People’s Republic of China

29 April 2024

Dear Sirs

Re:  Tuniu Corporation

We have acted as legal advisers as to the laws of the Cayman Islands to Tuniu Corporation, an exempted limited liability company incorporated in the Cayman Islands (the “Company”), in connection with the filing by the Company with the United States Securities and Exchange Commission (the “SEC”) of an annual report on Form 20-F for the year ended 31 December 2023 (“Form 20-F”).

We hereby consent to the reference of our name under the headings, “Item 10. Additional Information—E. Taxation—Cayman Islands Taxation” and “Item 16G. Corporate Governance” in the Form 20-F, and further consent to the incorporation by reference of the summaries of our opinions under these captions into Tuniu Corporation’s registration statement on Form S-8 (File No. 333-198111) that was filed on August 13, 2014, Tuniu Corporation’s Post-Effective Amendments No. 1 to Form S-8 (File No. 333-198111) that was filed on December 11, 2020, Tuniu Corporation’s registration statement on Form S-8 (File No. 333-251283) that was filed on December 11, 2020 and Tuniu Corporation’s registration statement on Form S-8 (File No. 333-272536) that was filed on June 9, 2023.

Yours faithfully

/s/ TRAVERS THORP ALBERGA

TRAVERS THORP ALBERGA